FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                      Pacific Spirit, Inc.
                           (Name of small business issuer in its charter)

               Nevada                   1081                  98-0349685
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Number)         ID Number)


                                11640-96 A Avenue
                         Vancouver, B.C., Canada V3V2A1
                                 (604) 760-1400


                   (Address and telephone number of principal
                    executive offices and place of business)


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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so Registered          each class is to be Registered
---------------------------------------          ------------------------------
Common Stock, par value $0.01 per share          Over-The-Counter Bulletin Board


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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         The Commission is respectfully requested to send copies of all notices, orders and communications to:

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Common Stock to be registered hereunder is described under the heading "Description of Pacific Spirit, Inc. Capital Stock" prospectus, dated June 28, 2002(the "Prospectus") as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus forms a part of registration statement No. 333-56200 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act and was declared effective by the Commission on October 9, 2001. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

Item 2.  EXHIBITS.

1. Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Form SB-2 registration statement and incorporated herein by reference).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 17, 2002                     Foothills Resources, Inc.

                                         /s/ Peter Sotola
                                         ---------------------------------------
                                  Name:  Peter Sotola
                                  Title: President and Chief Financial Officer
                                                (Principal Financial Officer)